INCORPORATED UNDER THE LAWS OF

No. ***

THE STATE OF TENNESSEE

Shares ****



COMMERCE UNION BANCSHARES, INC.

Common Stock

THIS CERTIFIES THAT **SPECIMEN** *is the owner of*

****************************** *Shares of* **$1.00 par value** *each of the Capital Stock of*

Commerce Union Bancshares, Inc.

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, *the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation this ________ day of ____________ A.D. ________*

Ron DeBerry, President & CEO

Bill McKinney, Secretary

SHARES ***** EACH

CERTIFICATE

FOR

****

SHARES



OF THE

CAPITAL STOCK

Commerce Union Bancshares, Inc.

ISSUED TO

SPECIMEN

DATED

For Value Received, ________ hereby sell, assign and transfer unto

____ *Shares*

of the Capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

____

to transfer the said Stock on the books of the within named Corporation with full power of substitution in the premises.

Dated ____________________

In presence of

____

NOTICE. THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.

THE CORPORATION WILL FURNISH TO EACH SHAREHOLDER, ON REQUEST IN WRITING AND WITHOUT CHARGE, A STATEMENT OF THE DESIGNATIONS, RELATIVE RIGHTS, PREFERENCES AND LIMITATIONS APPLICABLE TO EACH CLASS OF CAPITAL STOCK OF THE CORPORATION AND THE VARIATIONS IN RIGHTS, PREFERENCES AND LIMITATIONS APPLICABLE TO EACH SERIES WITHIN EACH SUCH CLASS (AND THE AUTHORITY OF THE CORPORATION'S BOARD OF DIRECTORS TO DETERMINE VARIATIONS FOR FUTURE SERIES).